Exhibit 10.24

THE DOMTAR CORPORATION 2007

OMNIBUS INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of The Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Domtar Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Domtar Corporation.

SECTION 2. DEFINITIONS

(a) Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” has the meaning given in Section 4(d).

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 10 inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Canadian Taxpayer” means a Participant liable to pay income taxes in Canada pursuant to the receipt of an Award under the Plan.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company or any Subsidiary (other than due to physical or mental illness), (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any Affiliate of the Company, (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or (v) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary; (vi) violation of any written policy, program or code of the Company or any Subsidiary or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company or any of its Subsidiaries; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, a Participant's service shall be deemed to have terminated for Cause if, after a Participant's service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined Voting Power (as defined below) of the Company’s securities;

(ii) within any 12-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event;

provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” then, with respect to any Award made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

“Company” means Domtar Corporation, a Delaware corporation, and any successor thereto.

“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.

“Deferred Share Unit” means a unit credited to a participant’s account in the books of the Company under Section 9 that represents the right to receive cash or Stock equal to the Fair Market Value of one share of Stock on settlement of the account.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code.

“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in shares of Stock, based on dividends with respect to shares of Stock.

“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).

“Eligible Director” means a member of the Board who is not an Employee.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

“Employee” means any officer or employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization that is an Affiliate (i.e., an Affiliate corporation at least 20% of whose outstanding voting securities are owned by the Company and its Subsidiaries).

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any Covered Employee.

“Fair Market Value” means, on any date, the closing price of the Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

“Freestanding SAR” means a stock appreciation right granted independently of any Options.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Non-U.S. Award” has the meaning given in Section 3(f).

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock, Restricted Stock Units and Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment or service at or after the Participant reaches age 65 or the Participant reaches age 55 with at least 10 years of service; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Section 409A of the Code” Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Service” means, with respect to Employees, continued employment with the Company and its Subsidiaries or, with respect to Eligible Directors, service on the Board of Directors.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code.

“Specified Change in Control” means (i) a Corporate Event in which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, at least 25% of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, the surviving, resulting or acquiring corporations which, immediately following the relevant Corporate Event, hold more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event; or (ii) the direct or indirect acquisition by any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 75% or more of the combined Voting Power of the Company’s securities; in each case which is (x) a Change in Control and (y) a “change in control” within the meaning of Section 409A of the Code.

“Specified Employee” means (i) if the Company has not adopted a specified employee policy, any Participant qualifying, on the date of such Participant’s Termination of Service, as a “specified employee” as defined in Section 409A of the Code and (ii) if the Company has in place a specified employee policy, any Participant qualifying as a “specified employee” under such policy as in effect on the date of such Participant’s Termination of Service.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock.

“Subplan” has the meaning given in Section 3(f).

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Termination for Business Reasons” means (i) termination of a Participant’s employment or service by the Participant’s Employer or New Employer due to the fact that (x) the Employer or New Employer has ceased or intends to cease (A) to carry on the business or function for the purpose of which the Participant was employed or otherwise provided services, or (B) to carry on that business or function in the place the Participant was employed or otherwise provided services or (y) the requirements of that business (A) for employees to carry out work of a particular kind, or (B) to carry out the work in the place where the Participant was employed or otherwise provided services, have ceased or diminished or are expected to cease or diminish, and, in each case, which is beyond the Participant’s control (other than a termination for Cause or by reason of death, Retirement or Disability); (ii) termination of employment or service by the Participant as a result of (x) the Employer or New Employer requiring the Participant to work in an office which is more than 75 miles from the location of the Employer’s current principal executive office or the location where the Participant is employed or otherwise provides services immediately prior to such termination (subject to such reasonable travel as the performance of Participant’s duties and the business of the Employer may require), or (y) a material diminution in Participant’s compensation or duties; or (iii) in the case of a Participant who is a non-employee director, a termination of such Participant’s service as a director of the Company or any successor entity thereto by the Company or any successor entity thereto (other than a termination by reason of death, Retirement or Disability) in connection with a Change in Control.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board and, with respect to an Employee, the date the Participant ceases to be an Employee, including, with respect to the provisions of Section 9 applicable to a Canadian Taxpayer, due to a Termination for Business Reasons; provided, that, with respect to any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a) Eligibility. Each Employee (including any officer of the Company) and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b) Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers and each Employee, Director, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d) Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e) Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f) Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 1,666,667 shares of Stock. Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,666,667 shares and the maximum number of shares of Stock that may be issued in respect of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Share Units and Awards based on the full value of the Stock (rather than an increase in value) shall not exceed 833,333 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b) Canceled, Terminated, or Forfeited Awards, etc. Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if shares of Stock otherwise issuable or issued in respect of, or as part of, any Award are withheld to exercise outstanding Options or other Awards , such shares shall not be treated as having been issued under the Plan. If a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Stock Appreciation Right shall only be taken into account once (and not as to both awards). Shares of Stock subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).

(c) Individual Award Limitations. Subject to Sections 4(b) and 4(d), the following individual Award limits shall apply:

(i) No Participant may receive the right to more than 83,333 Performance Shares, shares of performance-based Restricted Stock and Restricted Stock Units and performance-based Deferred Share Units under the Plan in any one year.

(ii) No Participant may receive the right to Performance Units under the Plan in any one year with a value of more than $10 million (or the equivalent of such amount denominated in the Participant’s local currency).

(iii) No Participant may receive Options, SARs or any other Award based solely on the increase in value of Stock on more than 166,667 shares of Stock under the Plan in any one year.

(iv) The aggregate Fair Market Value of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(d) Adjustment in Capitalization. The number and kind of shares of Stock available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock (any such transaction or event, an (“Adjustment Event”) in such manner as it determines in its sole discretion.

(e) Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Committee, the Performance Cycle for Performance Shares and Performance Units shall be three years. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. No dividends shall be paid on unearned Performance Shares.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

(c) Performance Goals. At the discretion of the Committee, Performance Goals may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d) Special Rule for Performance Goals. If, at the time of grant, the Committee intends a Performance Share Award, Performance Unit or other Performance Award to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the performance period has lapsed.

(e) Negative Discretion. Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f) Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, (i) the Committee shall have the right, in its discretion, to grant a bonus in cash, in shares of Stock or in any combination thereof, to any Participant who is not a Covered Employee for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

(g) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h) Payment of Awards. Payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Stock, including conditioning the vesting of such shares on the performance of additional service.

(i) Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or Dividend Equilavents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, the Restriction Period with respect to Restricted Stock and Restricted Stock Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the Restriction Period with respect to performance-based Restricted Stock and Restricted Stock Units shall lapse, to the extent performance goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Restricted Stock or Restricted

Stock Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. In no case shall the vesting periods applicable to a Participant who is a Canadian Taxpayer exceed the restricted period under the Income Tax Act (Canada).

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

SECTION 7. STOCK OPTIONS

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Options, each Option shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d) Payment. No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (v) to the extent permitted by the Committee, through net settlement in Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e) Incentive Stock Option Status. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

SECTION 8. STOCK APPRECIATION RIGHTS

(a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Stock Appreciation Right awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s Award Agreement, but in no event later than ten years from the date of grant. Stock Appreciation Rights awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Freestanding SARs, each Freestanding SAR shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Stock Appreciation Rights granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated vest and become exercisable. Stock Appreciation Rights may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, as specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Stock Appreciation Right. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Stock Appreciation Rights. No Stock Appreciation Rights shall be exercisable on or after the tenth anniversary of their grant date. The Committee may impose such conditions with respect to the exercise of Stock Appreciation Rights, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock, and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

(c) Settlement. Subject to Section 13(a), upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Stock having a Fair

Market Value equal to such cash amount, or a combination of shares of Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Stock on the grant date of such Stock Appreciation Right, by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised;

provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

SECTION 9. DEFERRED SHARE UNITS

(a) Grant. Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such compensation and/or annual bonus. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of shares of Stock to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No shares of Stock will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or, in the event of such Participant’s death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Stock on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock attributable to such Deferred Share Units have been issued to such Participant or his beneficiary. A Participant who is a Canadian Taxpayer shall not be considered the owner of the Common Stock underlying Deferred Share Units granted to such Participant.

(c) Vesting. Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the Restriction Period with respect to performance-based Deferred Share Units shall lapse, to the extent Performance Goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s Award Agreement. The Restriction Period may lapse with respect to portions of Deferred Share Units on a pro rata basis, or it may lapse at one time with respect to all Deferred Share Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, on the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Deferred Share Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or in the event of death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(d) Further Deferral Elections. A Participant may elect to further defer receipt of shares of Stock issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants. This Section 9(d) shall not apply to Deferred Share Units granted to a Participant who is a Canadian Taxpayer.

(e) Settlement. Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units (or, in the case of a Participant who is a Canadian Taxpayer, in accordance with the procedures set out in the Award Agreement evidencing the Deferred Share Units) for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock. In no event shall any payment or settlement of Deferred Share Units granted to a Participant who is a Canadian Taxpayer take place later than December 31 of the first calendar year commencing after the year in which the Termination of Service of such Participant takes place.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee may grant other stock-based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Goals. Each other-stock based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any other stock-based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any other stock-based Award need not be uniform in application to all (or any class of) Participants, and each other stock-based award granted to any Participant (whether or not at the same time) may have different terms.

(b) Termination of Service. In addition to any other terms and conditions that may be specified by the Committee, each other stock-based award shall specify the impact of a Termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant.

SECTION 11. DIVIDEND EQUIVALENTS

(a) Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee; provided that no Dividend Equivalents shall be paid with respect to any unearned Performance Shares or Performance Units. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE.

(a) Termination Due to Death. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s death:

(i) With respect to Performance Awards, the Participant’s Designated Beneficiary shall be entitled to a distribution of, and such Performance Awards shall be deemed immediately vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle as if target performance levels had been achieved. Any Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the earlier of (x) the date the Performance Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of death or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(b) Termination Due to Disability. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s Disability:

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s date of termination due to Disability.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(c) Retirement. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s Service terminates due to the Participant’s Retirement,

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the number or value of Performance Awards that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of his or her Retirement and the denominator of which is the number of days in the Performance Cycle, and the remainder of each such Performance Award shall be forfeited and canceled as of the date of such Retirement. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) With respect to Service Awards, such Service Awards shall be deemed vested to the extent of, or the Restricted Period shall lapse with respect to, as applicable, the number of shares of Stock subject to such Service Award multiplied by a fraction, the numerator of which is the number of days elapsed from the date of grant of the Service Award through the date of his or her Retirement and the denominator of which is the number of days from the grant date of the Service Award to the date such Service Award would have vested had the Participant’s Service continued through the original service period, and the remainder of each such Award shall be forfeited and canceled as of the date of such Retirement.

(iii) Vested Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Service Award would have been paid (or the Restricted Period would have lapsed) had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s Termination of Service.

Notwithstanding anything to the contrary contained in this Plan, if the Award is a Specified Award and the Participant is a Specified Employee, and a Vested Award would otherwise be paid to the Participant pursuant to and on the date specified in clause (iii)(y) above, any such payment required to be made to such Participant under this Plan upon or following the Participant’s Termination of Service shall be delayed until six months after the Participant’s Termination of Service (or, if earlier, upon the Participant’s death) to the extent necessary to comply with, and avoid imposition on the Participant of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum as soon as administratively practicable following the six month anniversary of the Participant’s Termination of Service, and not later than 90 days after such six month anniversary.

(iv) All vested Options and SARs shall remain outstanding until the fifth anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(v) The Committee may condition the vesting, distribution, exercise or continuation of such Awards following Retirement on the Participant’s refraining from engaging in conduct that is detrimental to the Company (such as competing with the Company or soliciting employees or customers of the Company) following Retirement.

(d) Termination for Cause. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(e) Involuntary Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service is terminated by the Company for any reason other than death, Disability, Retirement or Cause,

(i) all Performance Awards for which the Performance Cycle has been completed and which are earned but unpaid as of the date of Termination of Service shall be paid at the same times as the Performance Award is paid to other Participants, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled as of the date of Termination of Service.

(ii) All vested Options and SARs shall remain outstanding until the 90th day after of the date of Termination of Service or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(f) Voluntary Termination by the Participant. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Performance Shares or Performance Units, if a Participant terminates his or her Service with the Company (other than by reason of death, Disability or Retirement), all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(g) Termination in Connection with a Change in Control. Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.

SECTION 13. CHANGE IN CONTROL

(a) Change in Control. Unless otherwise determined by the Committee, as otherwise provided in an Award Agreement, or as provided in Section 13(b) or 13(d), in the event of a Change in Control,

(i) no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any such outstanding Awards, provided that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award, an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(A) be based on shares of Stock that are traded on an established U.S. securities market;

(B) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(C) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(D) have terms and conditions which provide that in the event that the Participant suffers a Termination for Business Reasons within 24 months after the occurrence of a Change in Control:

(I) all outstanding Service Awards held by a terminated Participant shall become vested and exercisable and the Restriction Period on all such outstanding Service Awards shall lapse; and

(II) each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the Termination for Business Reasons, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(III) Payments. To the extent permitted under Section 15(l), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following termination.

(ii) with respect to Awards other than Specified Awards, if no Alternative Awards are available, then immediately prior to the consummation of the transaction constituting the Change in Control, (A) all unvested Service Awards shall vest and the Restriction Period on all such outstanding Service Awards shall lapse; (B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall lapse and be canceled and forfeited upon consummation of the Change in Control; and (C) shares of Stock underlying all Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred

Share Units and other stock-based Awards that are vested or for which the Restricted Period has lapsed (as provided in this Section 13(a) or otherwise) shall be issued or released to the Participant holding such Award.

(iii) with respect to Specified Awards, in the event of a Change in Control that is not a Specified Change in Control, if no Alternative Awards are available, or Alternative Awards may not be issued in a manner that complies with Section 409A of the Code or without the imposition of any additional taxes or interest under Section 409A of the Code, the Committee, as constituted immediately prior to the Change in Control, may determine that Awards may be settled through a cash payment equal to the Change in Control Price multiplied by the number of vested Awards (reduced by any required exercise price) plus interest from the later of the vesting date and the Change in Control through the date of payment at a rate determined by the Committee as constituted immediately prior to the Change in Control to the extent to that such settlement shall not subject the Participant holding such Award to any additional taxes or interest under Section 409A of the Code or in such other manner that shall comply with Section 409A of the Code.

(b) Specified Change in Control. Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement entered into after November 3, 2008, notwithstanding anything in this Plan with respect to any Specified Awards, in the event of a Specified Change in Control then all of the Specified Awards shall be subject to the treatment provided in Section 13(a)(ii) as if they were Awards other than Specified Awards (it being understood for this purpose that Alternative Awards shall be deemed unavailable for such Specified Awards). Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement entered into after November 3, 2008, in each case in compliance with Section 409A of the Code, no other Change in Control shall trigger any payment, issuance, release or settlement of a Specified Award.

(c) Termination for Business Reasons Prior to a Change in Control. Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated due to a Termination for Business Reasons within 3 months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

(d) Committee Discretion. Notwithstanding anything in this Section 13 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then all Awards shall be canceled in exchange for a cash payment equal to (x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 13(a) or otherwise), the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested or for which the Restricted Period has lapsed (as provided in Section 13(a) or otherwise), the Change in Control Price, multiplied by (y) the aggregate number of shares of Common Stock covered by such Award, provided, however, that no Specified Award shall be cancelled in exchange for a cash payment unless the Change in Control is a Specified Change in Control or such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control, provided, however, that no such acceleration or vesting or lapse may be exercised with respect to any Specified Award to the extent that such exercise would result in the imposition of any additional tax, interest or penalty under Section 409A of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND

TERMINATION OF THE PLAN

The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board of Directors or the

Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of the New York Stock Exchange and the Toronto Stock Exchange, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) modify the class of persons eligible for participation in the Plan (iv) allow Options to be issued with an exercise price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange and the Toronto Stock Exchange. Notwithstanding any provisions of the Plan to the contrary, neither the Board of Directors nor the Committee may, without the consent of the affected Participant, amend, modify or terminate the Plan in any manner that would adversely affect any Award theretofore granted under the Plan or result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

SECTION 15. GENERAL PROVISIONS

(a) Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b) Nontransferability of Awards. Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c) No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer.

The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e) No Rights as Shareholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f) Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if a Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested and all gains earned or accrued due to the exercise of Options or SARS or sale of any Stock during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any other Awards that vested based on the materially non- complying financial reporting.

(g) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

(h) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(i) Deferrals. Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(j) Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(k) Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or SAR becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock, Restricted Stock Units, Deferred Share Units and other Stock-based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time. Notwithstanding any provisions of the Plan to the contrary, the Committee may not, without the consent of the affected Participant, amend, modify or terminate an outstanding Award or exercise any discretion in any manner that would result in the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(l) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board of the Directors or the Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A of the Code.

(m) No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(n) No Constraint on Corporate Action. Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(o) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

As amended, November 3, 2008 and February 23, 2011